UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2010

Toreador Resources Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Toreador Holding SAS 9 rue Scribe Paris, France	75009
(Address of principal executive offices)	(Zip code)

33 1 47 03 34 24
(Registrant’s telephone number including area code)

13760 Noel Road, Suite 1100
Dallas, Texas 75240
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2010, Toreador Resources Corporation (the “Company”) consummated certain transactions contemplated by that certain Exchange Agreement (the “Exchange Agreement”) between the Company and an institutional investor for the exchange of $22,231,000 principal amount of the Company’s 5.00% Convertible Senior Notes due 2025 (the “Existing Notes”).  Pursuant to the Exchange Agreement, the Company agreed to exchange $31,631,000 principal aggregate amount of the Company’s 8.00%/7.00% Convertible Senior Notes due 2025 (the “New Notes”), plus accrued and unpaid interest on the Existing Notes being exchanged, for $22,231,000 principal aggregate amount of the Existing Notes plus $9,400,000 cash (the “Exchange”).

The New Notes were issued pursuant to an Indenture, dated as of February 1, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).  A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

The New Notes are senior unsecured obligations of the Company, ranking equal in right of payment with the Company’s existing and future unsubordinated indebtedness.  The New Notes will mature on October 1, 2025 and pay annual cash interest at 8.00% from February 1, 2010 until January 31, 2011 and at 7.00% per annum thereafter.  Interest on the New Notes will be payable on February 1 and August 1 of each year, beginning on August 1, 2010.

The New Notes are convertible prior to February 1, 2011 only if an event of default occurs and is continuing under the terms of the Indenture, upon a Change of Control (as defined in the Indenture) and to the extent the Company elects to redeem the New Notes in a Provisional Redemption (as defined below).  The New Notes are convertible at any time on or after February 1, 2011 and before the close of business on October 1, 2025.  The New Notes are convertible into shares of the Company’s common stock, par value $0.15625 per share (the “Common Stock”), at an initial conversion price of $13.70 per share (which is equivalent to a conversion rate of 72.9927 shares of Common Stock per $1,000 principal amount of New Notes), subject to adjustment upon certain events.  If on or before October 1, 2010, the Company sells shares of its common stock in an equity offering or an equity-linked offering (other than for compensation), for cash consideration per share such that 120% of the issuance price is less than the conversion price of the New Notes then in effect, the conversion price will be reduced to an amount equal to 120% of such offering price.  The conversion price of the New Notes will not be further adjusted after the Company has received $20 million or more aggregate proceeds from equity or equity-linked offerings.

Under the terms of the Indenture, the conversion price will in no event be adjusted to a price lower than the conversion price that would require the Company to, and the Company will not, issue shares of common stock upon conversion of the aggregate principal amount of the New Notes issued on the issue date to the extent such shares of common stock (i) would exceed 19.9% of the outstanding shares of common stock immediately prior to the execution of the Exchange Agreement (subject to adjustment for stock dividends, stock splits or similar events) or immediately prior to such adjustment or applicable conversion or (ii) with respect to any particular conversion, otherwise exceed the maximum number of shares of common stock that the Company may issue without stockholder approval as may be required by law (including under the rules of any national securities exchange on which the Company’s securities are listed).

The New Notes may be redeemed in whole or in part at the Company’s option prior to October 1, 2013, in cash at a redemption price equal to one hundred percent (100%) of the principal amount of the New Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus a make-whole payment, if the closing sale price of the Common Stock has exceeded 200% of the conversion price then in effect for at least twenty (20) trading days in any consecutive thirty (30)-trading day period ending on the trading day prior to the date of mailing of the relevant notice of redemption.  The New Notes may be redeemed in whole or in part at the Company’s option on or after October 1, 2013 for cash at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.  In addition, upon the occurrence of certain fundamental changes, and on each of October 1, 2013, October 1, 2015 and October 1, 2020, a holder may require the Company to repurchase all or a portion of the New Notes in cash for 100% of the principal amount of the New Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.

Pursuant to the Indenture, the Company and its subsidiaries may not incur debt other than Permitted Indebtedness.  “Permitted Indebtedness” includes (i) the New Notes; (ii) the Existing Notes or any indebtedness of the Company that serves to refund or refinance the Existing Notes (“Refinancing Debt”), so long as the principal amount of the Refinancing Debt does not exceed the outstanding principal amount of the Existing Notes; (iii) indebtedness incurred by the Company or its subsidiaries not to exceed the sum of (i) the product of (x) $7.00 and (y) the number of barrels of proved plus probable reserves and (ii) cash equivalents less the aggregate principal amount of the New Notes outstanding less the aggregate principal amount of the Existing Notes less any Refinancing Debt; (iv) indebtedness that is nonrecourse to the Company or any of its subsidiaries used to finance projects or acquisitions, joint ventures or partnerships, including acquired indebtedness (“Nonrecourse Debt”); and (v) certain other customary categories of permitted debt.  In addition, the Company may not permit its total consolidated net debt as of any date to exceed the product of (x) $7.00 and (y) the number of barrels of proved plus probable reserves other than for Nonrecourse Debt.  The proved plus probable reserves underlying any Nonrecourse Debt for which debt has been incurred as permitted debt pursuant to clause (iv) above will be excluded from the proved plus probable reserves calculation for the purposes of the above debt covenants.

On February 1, 2010, the Company issued a press release announcing the Exchange.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.02               Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.  The New Notes were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in a transaction not involving a public offering of securities.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1             Indenture, dated as of February 1, 2010, by and between the Company and The Bank of New York Mellon, as Trustee.

Exhibit 99.1           Press release, dated February 1, 2010

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

	By:	/s/ Craig McKenzie
Craig McKenzie
Chief Executive Officer

Date: February 3, 2010

EXHIBIT INDEX

Exhibit 4.1             Indenture, dated as of February 1, 2010, by and between the Company and The Bank of New York Mellon, as Trustee.

Exhibit 99.1           Press release, dated February 1, 2010